UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

SCHEDULE 14A

________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STEELE CREEK CAPITAL CORPORATION

(Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

201 S. College Street, Suite 1690, Charlotte,

North Carolina, 28244

(917) 719-5700

October 2, 2026

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Steele Creek Capital Corporation, a Maryland corporation (the “Company,” “SCCC,” “we,” “us” or “our”), to be held in virtual format only by conference call on October 13, 2026 at 10:00 a.m., Eastern Time. Only stockholders of record at the close of business on September 28, 2026, are entitled to the notice of, and to vote at, the Special Meeting, including any adjournment or postponement thereof.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Special Meeting and Proxy Statement.

It is very important that your shares be represented at the Special Meeting. Even if you plan to attend the meeting virtually via the live conference call, we urge you to fill out, sign, date and mail the enclosed proxy card as soon as possible. You may also return your properly completed, signed proxy card to the Company via electronic mail by following the instructions on the proxy card.

Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,
/s/ Glenn Duffy
Glenn Duffy
Chief Executive Officer

STEELE CREEK CAPITAL CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 13, 2026

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of Steele Creek Capital Corporation, a Maryland corporation (the “Company,” “SCCC,” “we,” “us” or “our”), will be held in virtual format only by conference call on October 13, 2026 at 10:00 a.m., Eastern Time, for the following purposes:

1.      To vote on a proposal approving the liquidation and dissolution of the Company (the “Liquidation”) and the distribution of sale proceeds to stockholders pursuant to a plan of liquidation (the “Plan of Liquidation”);

2.      To vote on a proposal authorizing the Company’s Board of Directors (the “Board”) to withdraw the Company’s election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Withdrawal”). The Withdrawal will be effected only if stockholders also approve the Liquidation pursuant to the Plan of Liquidation; and

3.      To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

For those who wish to attend via conference call, please use the following number to dial in, toll-free, at least 10 minutes prior to the start time for the Special Meeting: 1-929-256-6220. You will need the meeting identification number and passcode found on your proxy card in order to access the conference call for the Special Meeting. You will need the Control Number included on your proxy card if you wish to vote in person at the Special Meeting. We have enclosed our proxy statement and a proxy card.

Please refer to the voting instructions provided on your proxy card.

We intend to mail or otherwise deliver these materials on or about October 2, 2026, to all stockholders of record entitled to vote at the Special Meeting. The Board has fixed the close of business on September 28, 2026, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

Even if you plan to attend the Special Meeting virtually via the live conference call, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided. You may also return your properly completed, signed proxy card to the Company via electronic mail by following the instructions on the proxy card.

Your vote is extremely important to us. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Sincerely yours,
/s/ Marie A. Bober, Esq.
Marie A. Bober, Esq.
Secretary

October 2, 2026

This is an important Special Meeting. To ensure proper representation at the Special Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. You may also return your properly completed, signed proxy card to the Company via electronic mail by following the instructions on the proxy card. Please see the enclosed proxy statement and the enclosed proxy card for details about voting virtually at the Special Meeting. Even if you vote your shares prior to this Special Meeting, you still may attend the meeting virtually via the live conference call and vote your shares if you wish to change your vote.

201 S. College Street, Suite 1690, Charlotte,

North Carolina, 28244

(917) 719-5700

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

GENERAL

This document (this “Proxy Statement”) provides the information you need to vote on the matters listed on the accompanying Notice of Special Meeting of Stockholders (“Notice of Special Meeting”). This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Steele Creek Capital Corporation, a Maryland corporation (the “Company,” “SCCC,” “we,” “us” or “our”), for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”). This Proxy Statement, the accompanying proxy card and the accompanying proxy materials, are first being sent to stockholders on or about October 2, 2026.

SPECIAL MEETING INFORMATION

Date and Location

We will hold the Special Meeting on October 13, 2026 at 10:00 a.m. Eastern Time, in virtual format only by conference call. For those who wish to attend via conference call, please use the following number to dial in, toll-free, at least 10 minutes prior to the start time for the Special Meeting: 1-929-256-6220.

Admission

Only record or beneficial owners of the Company’s stock as of the close of business on September 28, 2026, or their proxies may attend the Special Meeting. You will need the meeting identification number and passcode found on your proxy card in order to access the conference call for the Special Meeting. You will need the Control Number included on your proxy card if you wish to vote in person at the Special Meeting.

We encourage you to access the Special Meeting prior to the start time. The live conference call will begin promptly at 10:00 a.m., Eastern Time, on October 13, 2026. Please see “How to Participate in the Special Meeting” below for additional details.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to vote on the following proposals:

1.      A proposal (“Proposal 1”) approving the liquidation and dissolution of the Company and the distribution of sale proceeds to stockholders (the “Liquidation”), pursuant to the plan of liquidation attached to this Proxy Statement as Appendix A (the “Plan of Liquidation”);

2.      Subject to approval of the Liquidation, a proposal (“Proposal 2”) authorizing the Board to withdraw the Company’s election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Withdrawal”). The Withdrawal will be effected only if stockholders first approve Proposal 1; and

3.      To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.

VOTING INFORMATION

Record Date

You may vote at the Special Meeting only if you were a holder of record of shares of our common stock at the close of business on September 28, 2026 (the “Record Date”) or if you hold a valid proxy from a stockholder of record as of the Record Date.

On each matter, you have one vote for each share of common stock you owned as of the Record Date. Stockholders do not have the right to cumulate votes in the election of directors.

Quorum Required

A quorum of stockholders must be present for any business to be conducted at the Special Meeting. The presence at the Special Meeting, virtually via the live conference call or by proxy, of holders of shares of common stock entitled to cast a majority of the votes entitled to be cast (without regard to class) will constitute a quorum at such meeting of the stockholders for purposes of conducting business on such matter.

Abstentions, “withhold votes” and broker non-votes, if any, will be deemed to be present for the purpose of determining a quorum for the Special Meeting. On the Record Date, there were 5,782,032 shares of our common stock outstanding and entitled to vote. Thus, 2,891,016 shares must be represented by stockholders at the Special Meeting to have a quorum.

How to Participate in the Special Meeting

The Special Meeting will be held in virtual format only by conference call on October 13, 2026 at 10:00 a.m., Eastern Time.

Stockholders of record can participate in the Special Meeting virtually by using the following number to dial in, toll-free, at least 10 minutes prior to the start time for the Special Meeting: 1-929-256-6220. You will need the meeting identification number and passcode found on your proxy card in order to access the conference call for the Special Meeting. You will need the Control Number included on your proxy card if you wish to vote in person at the Special Meeting.

Only registered stockholders as of the Record Date may submit questions and vote at the Special Meeting. You may still virtually participate in the Special Meeting if you vote by proxy in advance of the Special Meeting.

Adjournment and Additional Solicitation

If there appear to be insufficient votes to obtain a quorum at the Special Meeting, or for any other reason, the chairman of the meeting may decide in his discretion to adjourn the Special Meeting to permit further solicitation of proxies. A stockholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares, you may authorize a proxy to vote on your behalf by mail, as described on the enclosed proxy card. Authorizing a proxy will not limit your right to vote in person at the Special Meeting. A properly completed, executed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke the proxy.

We encourage you to vote your shares, either by voting via the live conference call for the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign, date and return the accompanying proxy card(s), and the Company receives it in time for voting at the Special Meeting, the persons named as proxies will vote the covered shares in the manner that you specify, unless you subsequently revoke the proxy. If you give no instructions on a proxy card you execute, the proxyholder will vote your Shares according to the Board’s recommendations.

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet, as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to participate in and vote via the Special Meeting conference call.

Revoking Your Proxy

Any stockholder “of record” (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Special Meeting may revoke it before it is exercised by giving a later-dated properly executed proxy, by giving notice of revocation to the Company’s Secretary in writing before the Special Meeting or by voting virtually via the live conference call for the Special Meeting. However, the mere presence of the stockholder at the Special Meeting does not revoke the proxy. Any stockholder of record attending the Special Meeting virtually by live conference call may vote at the Special Meeting whether or not he or she has previously authorized his or her shares to be voted by proxy. Stockholders have no appraisal or dissenters’ rights in connection with any of the proposals described herein.

If your shares are registered in the name of a bank, brokerage firm or other nominee, to revoke any voting instructions prior to the time the vote is taken at the Special Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with its policies a sufficient time in advance of the Special Meeting.

Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Special Meeting, as applicable.

Vote Required

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes
Proposal 1 — To vote on a proposal approving the Liquidation pursuant to the Plan of Liquidation.	Affirmative vote of the holders of shares entitled to cast at least a majority of the votes entitled to be cast on the matter.	No	Abstentions will have the effect of a vote against the proposal.
Proposal 2 — To vote on a proposal authorizing the Withdrawal. Proposal 2 will only be effected if stockholders approve Proposal 1.

Affirmative vote of “a majority of the outstanding voting securities.” For this purpose, the Investment Company Act of 1940, as amended (the “1940 Act”) defines “a majority of the outstanding voting securities” as (a) 67% or more of the shares present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) 50% of the outstanding shares, whichever is less.

		No	Abstentions will have the effect of a vote against the proposal.

INFORMATION REGARDING THIS SOLICITATION

The Company will bear the cost of solicitation of proxies in the form accompanying this statement. Proxies will be solicited by mail or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom the Company will reimburse for its reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited from stockholders in person and/or by telephone, electronic mail, facsimile or other electronic means by directors or officers of the Company and/or officers or employees of Steele Creek Investment Management LLC (the “Adviser”), the Company’s external investment adviser. The Adviser is located at 201 S. College Street, Suite 1690, Charlotte, North Carolina, 28244. No additional compensation will be paid to directors, officers or regular employees of the Company or the Adviser, as applicable, for such services.

Stockholders may authorize proxies and provide their voting instructions by mail by completing and executing the accompanying proxy card and returning it in the postage-paid envelope. Stockholders may also return their properly completed, signed proxy card to the Company via electronic mail by following the instructions on the proxy card.

Stockholders may also participate in, and vote at, the Special Meeting via the live conference call. You will need the meeting identification number and passcode found on your proxy card in order to access the conference call for the Special Meeting. You will need the Control Number included on your proxy card if you wish to vote in person at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our directors consist of interested directors and independent directors. An interested director is an “interested person,” as defined in Section 2(a)(19) the 1940 Act, of the Company (the “Interested Directors”), and independent directors are all other directors (the “Independent Directors”).

The following table shows information as of the Record Date, unless otherwise indicated, regarding the beneficial ownership of our common stock by: (i) each person that beneficially holds more than 5% of the outstanding shares of our common stock based solely on the Company’s review of filings with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) each director and nominee; (iii) each executive officer of the Company; and (iv) all directors and executive officers as a group.

As of the Record Date, 5,782,032 shares of our common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o Steele Creek Capital Corporation, 201 S. College Street, Suite 1690, Charlotte, North Carolina, 28244.

Name and Address	Shares Owned(1)	Percentage of Common Stock Outstanding(2)
Kenneth Moelis	2,653,530	45.89%
Glenn Duffy	27,157	0.47%
Christopher Ryan	59,149	1.02%
William H. Gates	9,345	0.16%
William A. Hayes	9,345	0.16%
Charles A. Fishkin	—	—
Doug Applegate	2,716	0.05%
Marie Bober	2,716	0.05%
All directors and executive officers as a group (8 persons)		47.80%

____________

(1)      Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with regard to the present intent of the beneficial owners of our common stock listed in this table.

(2)      Based on a total of 5,782,032 shares of our common stock issued and outstanding on the Record Date.

DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS

Information as to the beneficial ownership listed in the table below is based on information furnished to the Company by the persons listed in the table. We are not part of a “family of investment companies,” as that term is defined under SEC rules. The following table sets forth the dollar range of our common stock beneficially owned by each of our directors as of the Record Date. None of our directors beneficially own shares of our preferred stock.

Name of Director	Dollar Range of Equity Securities in Steele Creek Capital Corporation(1)(2)
Independent Directors
William H. Gates	$50,001 – $100,000
William A. Hayes	$50,001 – $100,000
Charles A. Fishkin	None
Interested Directors
Glenn Duffy	over $100,000
Christopher Ryan	over $100,000

____________

(1)      Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

(2)      The dollar range of equity securities beneficially owned in us is based on our net asset value as of June 30, 2026. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

PROPOSAL 1: Approval OF THE LIQUIDATION AND DISSOLUTION OF THE COMPANY AND THE DISTRIBUTION OF SALE PROCEEDS TO STOCKHOLDERS PURSuANT to the PLAN OF LIQUIDATION

Background

On August 17, 2026, the Board, including each of the Independent Directors, unanimously approved a deleveraging plan to manage perceived macro-economic risks in the current environment, preserve embedded stockholder value and provide flexibility for the Board to consider whether to approve the full liquidation and dissolution of the Company. In approving the deleveraging plan, the Board considered, among other things, the sub-scale size of the Company, the difficulty of raising equity capital in the current environment, the expectation that the Company’s assets will continue to decrease for the foreseeable future, the greater challenges to effective portfolio management given the Company’s decreasing asset base, the costs associated with the Company’s status as a business development company under the 1940 Act and a reporting company under the Securities Exchange Act of 1934, as amended, and the desire of the Company’s investment adviser to lock-in the gains that the broadly-syndicated loans market has experienced over the last several months to the benefit of stockholders.

In furtherance of the deleveraging plan, on August 18, 2026, the Company’s investment adviser sold 164 of the Company’s broadly-syndicated loan investments (or 75.8% of the Company’s investment portfolio at fair value as of June 30, 2026) into the market via a so-called “Bids Wanted in Competition” secondary market auction process to over 22 dealers. The Company will receive gross proceeds of approximately $73 million from such asset sales and realized a net loss of $1.7 million in connection therewith. The Company sold these investments at prices that generated gains of approximately $462,000 above their June 30, 2026 valuations.

On September 21, 2026, the Board, including each of the Independent Directors, unanimously approved, subject to stockholder approval, the implementation of a plan of liquidation authorizing the full liquidation and dissolution of the Company and the distribution of sale proceeds to stockholders, which plan is attached to this Proxy Statement as Appendix A.

For a further discussion of the consequences of liquidating and dissolving the Company, please see “Risks Associated with the Plan of Liquidation” below.

Board Considerations with respect to the Plan of Liquidation

The Board has determined the Plan of Liquidation to be advisable and in the best interests of the Company’s stockholders. The Board considered, among other factors, the factors discussed above in connection with its approval of the deleveraging plan and the additional factors noted below. Over the years, the Board had also considered alternatives to the Plan of Liquidation, including converting the Company into a non-traded publicly offered BDC and a registered closed-end interval fund.

Size of the Company.    The Board considered and discussed the declining assets of the Company over the last several years and the inefficiencies, higher costs and disadvantageous economies of scale attendant with the operation and management of an investment company with a small asset size.

Realization of NAV.    The Board considered that, if approved by its stockholders, the Liquidation could allow stockholders to realize NAV for their shares, and avoid the discount to NAV that stockholders would currently realize if they sold their shares to a third party.

Company Performance.    The Board considered and discussed the Company’s performance.

Alternatives to the Plan of Liquidation are Less Desirable.    Over the years, the Board has considered and discussed alternatives to the Plan of Liquidation, including converting the Company to a non-traded publicly offered BDC and a registered closed-end interval fund. However, the Board determined that such measures likely would be less beneficial to stockholders as compared to the Plan of Liquidation, in part because each of the alternative measures was likely to introduce a range of added costs, risks and complications relative to an orderly liquidation.

Tax Consequences.    The Board considered that, if the Liquidation is approved, the Company intends to continue to qualify to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code)”, for its final fiscal period preceding its liquidation. As a result, the Company may need to distribute undistributed net investment income, net tax-exempt income and/or net capital gains to stockholders in connection with the Plan of Liquidation. Such distributions will generally be taxable to shareholders that hold their shares of Company stock in a taxable account. At the stockholder level, the tax consequences of the Liquidation will generally depend upon the difference between the proceeds a stockholder receives in the Liquidation and the stockholder’s adjusted tax basis in the Company’s shares for U.S. federal income tax purposes. In evaluating the Company’s options, the Board considered that stockholders would have the opportunity to consider those tax consequences in voting to approve or not approve the Liquidation.

Terms and Conditions of the Plan of Liquidation.    The Board considered the terms and conditions of the Plan of Liquidation, including that the Plan of Liquidation contemplates that the costs and expenses of the Liquidation (including legal, printing and proxy solicitation expenses) will be borne by the Company. The costs and expenses of the Liquidation are estimated to be approximately $200,000.

Orderly Liquidation Process.    The Board considered that, if the Liquidation is approved at the Special Meeting, management of the Company, under the oversight of the Board and the Company’s officers, will take steps to sell the Company’s remaining assets, discharge (or arrange payment of) the Company’s liabilities, and distribute to stockholders any liquidating distributions from the Company’s remaining assets, as described further below. The Board considered information regarding the liquidity profile of the Company’s portfolio holdings, including the ability to convert such holdings to cash and cash equivalents to facilitate the Liquidation.

Geopolitical and Market Conditions.    The Board considered and discussed the geopolitical and market conditions in which the Company invests and operates.

Summary of Plan of Liquidation

The following summary of the Plan of Liquidation does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan of Liquidation, which is included as Appendix A attached hereto. Stockholders are urged to read the Plan of Liquidation in its entirety.

Effective Date.    The Plan of Liquidation will become effective for the Company on December 1, 2026 (the “Effective Date”).

Cessation of Business.    After the Effective Date, the Company will cease its business as an investment company and will not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, discharging or making reasonable provisions for the Company’s liabilities and distributing its remaining assets to its stockholders in redemption of their shares in accordance with the provisions of the Plan of Liquidation.

Fixing of Interests and Closing of Books.    The proportionate interests of stockholders in the assets of the Company will be fixed on the basis of their respective liquidation of assets and payment of debts. As soon as is reasonable and practicable after the Effective Date, all remaining assets of the Company will be converted to cash or cash equivalents, and the Company will pay, or make reasonable provision to pay, in full all known or reasonably ascertainable liabilities of the Company incurred or expected to be incurred prior to the date of the final Liquidating Distribution (as defined below).

Declaration of Dividend.    As part of the Plan of Liquidation, with the intention to maintain the Company’s treatment as a RIC for U.S. federal income tax purposes and eliminate all liability of the Company for corporate-level U.S. federal income and excise tax imposed pursuant to the Code, the Company may declare one or more dividends as the Company may deem necessary or appropriate.

Liquidation Distributions.    As soon as reasonably practicable after the Effective Date and following the payment or other provision for all liabilities and expenses of the Company and the declaration of dividends, if any, sufficient to satisfy the Company’s RIC distribution requirements and eliminate its liability for corporate-level U.S. federal income and excise tax, the remaining assets of the Company will be distributed to the stockholders of record as of the determination date in complete cancellation and redemption of all of the outstanding shares of stock of the Company (each, a “Liquidating Distribution”). After the final Liquidating Distribution, if the Company receives any form of cash or is entitled to any other distributions that it had not recorded on its books on or before the final Liquidating

Distribution, such cash or distribution (after taking into account all expenses associated with effecting the disposition thereof) will be distributed as directed by the Board and in such manner as the Board or, subject to the direction of the Board, the officers of the Company deem appropriate.

Timing of Completion of Liquidation.    The Company expects the final Liquidating Distribution to occur by year-end, and in any event no later than one day prior to the date that is two years after the Effective Date. The timing may be affected by the sale and settlement of the Company’s investments and other matters not under the Company’s control.

Dissolution under Maryland Law.    The Company will file Articles of Dissolution to effectuate the Company’s dissolution consistent with the Plan of Liquidation and in the time period permitted by Maryland law.

Amendment or Abandonment of the Plan of Liquidation.    The Plan of Liquidation provides that the Board has the authority to authorize such variations from or amendments of the provisions of the Plan at any time, without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Company, as may be necessary or appropriate to effect the Liquidation in accordance with the laws of the State of Maryland, the 1940 Act, the Articles of Incorporation and Bylaw. If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Company’s stockholders, the Company’s stockholders will be given prompt and timely notice of such amendment or modification. In addition, the Board may abandon the Plan of Liquidation prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Company and its stockholders.

General Income Tax Consequences

The following is a summary of certain U.S. federal income tax considerations generally relevant to the Company and its stockholders. No attempt is made to present a detailed explanation of the tax treatment of the Company or its stockholders, and the discussion here is not intended as a substitute for careful tax planning. Stockholders are urged to consult their tax advisors with specific reference to their own tax situations.

This general discussion of certain U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this proxy statement. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, possibly with retroactive effect.

If the stockholders approve the Liquidation pursuant to the Plan of Liquidation, the Company will sell its net assets and distribute the proceeds and any income to stockholders. The Company may recognize income or gain in connection with the disposition of its assets and may recognize other income until the Liquidation is completed. Prior to the date of Liquidation and/or any Liquidating Distribution to stockholders, the Company may declare one or more distribution to stockholders which, together with all previous distributions, will have the effect of distributing to stockholders all of the Company’s investment company taxable income (computed without regard to the deduction for dividends paid), net tax-exempt income, if any, and net realized capital gains, if any, through the date of Liquidation. These distributions will generally be taxable to shareholders that hold their shares of Company stock in a taxable account. Such distributions may include distributions taxable as ordinary income or as long-term capital gains.

For U.S. federal income tax purposes, a stockholder’s receipt of his or her pro rata share of the Liquidating Distribution will be a taxable event for the stockholder in which the stockholder will generally be viewed as having sold his or her shares in exchange for an amount equal to the cash that he or she receives. Each stockholder generally will recognize gain (or loss) for U.S. federal income tax purposes equal to the amount by which such cash exceeds (or is less than) the stockholder’s adjusted tax basis in his or her shares of Company stock. If any gain or loss is recognized, such gain or loss generally will be treated as long-term capital gain or loss if the stockholder held Company shares for more than one year and otherwise generally will be treated as short-term capital gain or loss. Notwithstanding the foregoing, any loss realized by a stockholder in respect of shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The U.S. federal income tax treatment that the stockholder of the Company would receive if such stockholder sold their entire interest in the Company prior to the Liquidation generally would be identical to the U.S. federal income tax treatment described above to a stockholder in liquidation of the stockholder’s interest in the Company.

A Liquidating Distribution to a stockholder may be subject to backup withholding. Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the applicable withholding agent, those who, to such withholding agent’s knowledge, have furnished an incorrect number, and those who underreport their tax liability. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer’s U.S. federal income tax liability. The Company is required to report certain information to the Internal Revenue Service and to each U.S. stockholder, including the value of any payment or property received by each stockholder in a Liquidating Distribution.

Risks Associated with the Plan of Liquidation

The Board considered the risks associated with the Liquidation and implementing the Plan of Liquidation, including, without limitation:

•        we are not able to estimate net proceeds to be received by our stockholders;

•        we cannot predict at this time the length of time it would take to complete the Liquidation;

•        the liquidity and market price, if any, of the shares of common stock of the Company could decrease;

•        potential adverse or untimely tax consequences to the Company’s stockholders, including that, depending on the tax basis in their shares, U.S. stockholders may recognize taxable loss in connection with the Liquidation, and non-U.S. stockholders under certain circumstances may recognize taxable loss or may be subject to U.S. withholding taxes; and

•        any claims pending against the Company and/or the Board must be satisfactorily resolved prior to the distribution of the Company’s assets.

Additionally, if Proposal 1 is not approved by stockholders, then the Withdrawal will not occur. The Company will continue to be regulated as a business development company under the 1940 Act in accordance with its stated investment objective and policies while the Board considers what, if any, steps to take in the best interests of the Company and its stockholders, including the possibility of resubmitting the Plan of Liquidation or another plan of liquidation and dissolution to stockholders for consideration.

Required Vote

The affirmative vote of the holders of shares entitled to cast at least a majority of the votes entitled to be cast on the matter. Abstentions will be considered a vote against Proposal 1.

Recommendation of the Board

The Board recommends that each StockHOLDER vote “FOR” the proposal to ApprovE THE LIQUIDATION AND DISSOLUTION OF THE COMPANY AND THE DISTRIBUTION OF SALE PROCEEDS TO STOCKHOLDERS PURSUANT to the PLAN OF LIQUIDATION.

PROPOSAL 2: Approval to Authorize the Board to Withdraw the Company’s Election to be Regulated as a Business Development Company Under the Investment Company Act of 1940, AS AMENDED

Background

We have operated as a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a BDC under the 1940 Act since October 7, 2020.

On September 21, 2026, after careful deliberation about the Company’s operations and resources, the Board, including each of the Independent Directors, unanimously agreed to seek stockholder approval to authorize the (i) Liquidation pursuant to the Plan of Liquidation and, provided stockholders have approved the Liquidation, (ii) to withdraw its election to be regulated as a BDC under the 1940 Act in conjunction with the Liquidation.

In addition, the Board has approved and declared it advisable for the Company to terminate its registration under Section 12(g) of the Exchange Act and its dividend reinvestment plan.

For a further discussion of the consequences of ceasing to be a BDC under the 1940 Act and a reporting company under the Exchange Act, please see “Risks Associated with the Withdrawal of BDC Election and Termination of Exchange Act Reporting” below.

Anticipated Timeline

The approval of Proposal 2 is contingent upon stockholder approval of Proposal 1. If both Proposal 1 and Proposal 2 are approved by stockholders, the Withdrawal will become effective upon receipt by the SEC of our Form N-54C filing.

Board Considerations with respect to the Withdrawal

The Board has determined that the Withdrawal will be made in connection with (i.e., leading up to, immediately prior to or subsequent to) the Liquidation. If the Plan of Liquidation is approved, the Company will focus exclusively on the orderly liquidation and distribution of its remaining assets to its stockholders. As a result, the Company will not be required to register as an investment company under the 1940 Act or otherwise elect to be regulated as a BDC thereunder, subject to the Withdrawal, in reliance on the exemption provided in Section 7 of the 1940 Act for “transactions which are merely incidental to the dissolution of an investment company.”

The Board also considered the potential tax consequences of the Withdrawal on the Company and its stockholders. BDCs generally have the ability to elect to be treated for tax purposes as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) and be exempt from corporate-level income tax if they meet certain source of income, income distribution and asset diversification tests set out in Subchapter M of the Code. The Company has historically been treated as a RIC under the Code. If the Company withdraws its election to be regulated as a BDC, it will be ineligible to continue to be taxed as a RIC. Additionally, the Withdrawal will be completed only in connection with the full Liquidation of the Company.

Risks Associated with the Withdrawal of BDC Election and Termination of Exchange Act Reporting

The Board considered the risks associated with the Withdrawal, including that certain stockholder protections under the 1940 Act would no longer apply. Specifically, the Company’s stockholders would no longer have the following protections of the 1940 Act:

•        we would no longer be subject to the requirement that we maintain a ratio of assets to senior securities of at least 150%;

•        we would no longer be prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office;

•        we would no longer be required to provide and maintain an investment company blanket bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement;

•        we will no longer be required to comply with Section 56 of the 1940 Act by ensuring that a majority of the directors are persons who are not “interested persons,” as that term is defined in Section 2(a)(19) of the 1940 Act;

•        we would no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates;

•        we would no longer be subject to provisions of the 1940 Act restricting our ability to issue shares below net asset value or in exchange for services;

•        we would no longer be subject to the provisions of the 1940 Act limiting our ability to grant share-based compensation to officers, directors and employees or to provide a profit sharing program for them; and

•        we would no longer be subject to the other protective provisions set out in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated under those sections.

In addition, because of the Company’s small stockholder base (190 beneficial owners of shares of its common stock as of the Record Date), it is permitted to terminate its registration under Section 12(g) of the Exchange Act in accordance with Rule 12g-4 under the Exchange Act. As a result, after withdrawal of our election to be regulated as a BDC, we intend to terminate our registration under Section 12(g) of the Exchange Act in order to immediately lower our regulatory and compliance costs. As a result, we will no longer be required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act. However, until completion of the Liquidation, the Board will still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders pursuant to the Maryland General Corporation Law.

Required Vote

Under the 1940 Act, approval of the Withdrawal requires an affirmative vote of a majority of all of the Company’s outstanding voting securities. For purposes of Proposal 2, a “majority” of the outstanding voting securities, as defined in the 1940 Act, means the vote of (i) 67% or more of the shares present at the Special Meeting, if the holders of 50% or more of our outstanding shares are present or represented by proxy or (ii) more than 50% of our outstanding shares, whichever is less. Abstentions will be considered a vote against Proposal 2.

Our 1940 Act Status After Withdrawal of BDC Election

Given the Company’s ability to rely on the “transactions which are merely incidental to the dissolution of an investment company” provision of Section 7 of the 1940 Act, the Company will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs, including the asset coverage requirements, affiliated transaction restrictions and certain governance requirements upon the Company’s filing of the Form N-54C with the SEC.

Recommendation of the Board

The Board recommends that each STOCKHOLDER vote “FOR” the proposal to authorize the Company to withdraw its election to be regulated as a BDC.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Special Meeting. Should any other matter requiring a vote of stockholders properly arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

COMMUNICATIONS WITH THE BOARD

Any matter intended for the Board, or for any individual member of the Board, should be directed to our Corporate Secretary at Steele Creek Investment Management LLC, 201 S. College St, Suite 1690, Charlotte, NC 28244, with a request to forward the communication to the intended recipient. In general, any stockholder communication delivered to the Company for forwarding to Board members will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening, or otherwise inappropriate materials.

The Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Audit Committee. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Marie A. Bober
Chief Compliance Officer
Steele Creek Investment Management LLC
201 S. College St, Suite 1690
Charlotte, NC 28244

The Audit Committee Members may be contacted at:

Charles A. Fishkin, William H. Gates, & William A. Hayes
Steele Creek Investment Management LLC
201 S. College St, Suite 1690
Charlotte, NC 28244

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2025, with the SEC on March 25, 2026 and the most recent Quarterly Report on Form 10-Q for the period ended June 30, 2026, with the SEC on August 14, 2026. Stockholders may obtain a copy of these reports, without charge, by contacting the Company’s Investor Relations Department at 201 S. College Street, Suite 1690, Charlotte, NC 28244.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for the Special Meeting, pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), must ensure that notice of such proposal is received at our principal executive office no later than September 28, 2026, and that such proposal complies with all applicable requirements of Rule 14a-8.

By Order of the Board of Directors,
/s/ Marie A. Bober
Marie A. Bober
Secretary

New York, NY
October 2, 2026

Appendix A

Steele creek capital corporation

Plan of Liquidation

This Plan of Liquidation (the “Plan”) of STEELE CREEK CAPITAL CORPORATION (the “Company”), a Maryland corporation, and a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Company in conformity with the laws of the State of Maryland, the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s Articles of Incorporation (the “Charter”) and Bylaws (the “Bylaws”) including the cancellation and redemption of the Company’s outstanding shares in conformity with applicable law and the Company’s Charter and Bylaws.

WHEREAS, the Company’s Board of Directors (the “Board”) has determined that the liquidation, dissolution and winding up of the Company is (i) in the best interests of the Company, and (ii) it is advisable and in the best interests of the Company to liquidate the Company; and

WHEREAS, the Board adopted this Plan as the method of liquidating the Company by written consent on September 21, 2026.

NOW, THEREFORE, the Company hereby adopts this Plan as the method of liquidating the Company and determines that the liquidation and dissolution of the Company shall be carried out in the manner hereinafter set forth:

1.           Effective Date of Plan.    The Plan shall become effective on December 1, 2026 (the “Liquidation Date”).

2.           Liquidation.    Following the Liquidation Date, the Company shall be liquidated in accordance with Section 331 of the Code as promptly as reasonably practicable in accordance with prudent portfolio management.

3.           Fund Closure.    Upon the Liquidation Date, the Company shall be closed to new and existing stockholders.

4.           Cessation of Business.    Upon the Liquidation Date, the Company shall cease its business and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing its assets to its stockholders in redemption of their shares in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Company and discharging or making reasonable provisions for the Company’s liabilities.

5.           Notice of Liquidation.    As soon as practicable after the Liquidation Date, the Company shall provide notice to the appropriate parties (to the extent such notice is required under Section 3-404 of the Maryland General Corporation Law (the “MGCL”)) that (a) this Plan has been approved by the Board and the Company’s stockholders and (b) the Company will be liquidating its assets.

6.           Payment of Debts.    Subject to the provisions of Sections 10 and 15 hereof, the Company shall determine and pay, or make arrangements for payment of, the amount of all known or reasonably ascertainable claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Company and all claims and obligations which are known to the Company but for which the identity of the claimant is unknown, prior to the date of the liquidating distribution provided for in Section 7 below.

7.           Liquidating Distribution.    On the Liquidation Date, the Company shall distribute to the Company’s stockholders of record as of the close of business on the business day preceding the Liquidation Date all of the remaining assets of the Company in complete cancellation and redemption of all the outstanding shares of the Company, ratably according to the stockholder’s proportionate interest in the net assets of the Company attributable to the portfolio investments of the Company that were able to be converted to cash or cash equivalents (net of reserves) as of the Liquidation Date, or such other date of payment of such liquidating distribution, and were then available for distribution. The Company may pay more than one liquidating distribution to its stockholders or may pay a liquidating distribution in more than one installment if appropriate to ensure the orderly disposition of portfolio investments, and may, as soon as reasonably practicable, convert any remaining portfolio securities to cash followed by the payment of one or more liquidating distributions to stockholders as of the close of business on the Liquidation Date. In no event will the final liquidating distribution be paid more than two (2) years after the Liquidation Date. After the final liquidating distribution, if the Company receives any form of cash or is entitled to any other distributions that it had not recorded on its books on or before the final liquidating distribution, such cash or distribution (after taking into account all expenses associated with effecting the disposition thereof) shall be distributed as directed by the Board and in such manner as the Board or, subject to the direction of the Board, the officers of the Company shall deem appropriate.

8.           [Reserved].

9.           Dissolution.    As promptly as reasonably practicable, consistent with the provisions of the Plan, the Company shall be dissolved in accordance with the MGCL. Once dissolved, if any additional assets remain available for distribution to the stockholders, the Board may provide such notices to stockholders and make such distributions in the manner provided by the MGCL.

10.         Satisfaction of Federal Income and Excise Tax Distribution Requirements.    If necessary, the Company shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Company’s stockholders all of the Company’s investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Company’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any available capital loss carry-forward) and undistributed net income from tax-exempt obligations and any additional amounts necessary to avoid any excise tax for such periods. Such dividends may be paid either prior to or at the same time as the liquidating distributions.

11.         Power of the Board.    The Board may take any and all action required or permitted by Section 3-410 of the MGCL. In furtherance of the foregoing, the Board, and subject to the authority of the Board, the officers, shall have the authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, tax returns and other papers that may be necessary or appropriate to implement the Plan or that may be required by the provisions of the 1940 Act, the Code or any other applicable laws. The death, resignation or disability of any Board member or any officer of the Company shall not impair the authority of the surviving or remaining Board members or officers to exercise any of the powers provided for in the Plan. Pursuant to Section 3-410(d) of the MGCL, the dissolution of the Company shall not subject the Board to a standard of conduct other than the standards of conduct for directors set forth in Section 2-405.1 of the MGCL.

12.         Delegation of Authority to the Company’s Officers.    The officers of the Company, collectively or individually, may modify or extend any of the dates specified in this Plan for the taking of any action in connection with the implementation of the Plan (including, but not limited to, the Liquidation Date) if such officer(s) determine, with the advice of counsel, that such modification or extension is necessary or appropriate in connection with the orderly liquidation of the Company or to protect the interests of the stockholders of the Company.

13.         Satisfaction of Regulatory Filing Requirement.    Following the Liquidation Date, the Company shall file all necessary or appropriate regulatory reports, tax reports, tax returns, or other documents with the Securities and Exchange Commission, the National Futures Association, the State of Maryland, state securities authorities, and any federal, state or local tax authorities or any other relevant regulatory authority, including any reports, tax returns or other documents necessary or appropriate to terminate the Company’s existence.

14.         Filings.    The Board hereby directs the officers of the Company to make any necessary filings relating to the dissolution of the Company with the Internal Revenue Service and with any other taxing authority, the State of Maryland, including filing Articles of Dissolution with the Maryland Department of Assessments and Taxation, the Securities and Exchange Commission or any other relevant authority. Without limiting the generality of the foregoing, the officers of the Company are authorized and directed to file or cause to be filed Form 966 with the Internal Revenue Service within 30 days of adoption of this Plan.

15.        Amendment or Abandonment of Plan.    The Board shall have the authority to authorize variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Company, and the distribution of its assets to its stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Code and the Company’s Charter and Bylaws, if the Board determines that such action would be advisable and in the best interests of the Company. If any amendment or modification appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Company’s stockholders, the Company’s stockholders will be given prompt and timely notice of such an amendment or modification. In addition, the Board may abandon this Plan at any time if it determines that the abandonment would be advisable and in the best interests of the Company and its stockholders.

16.         Limitation of Liability.    The obligations of the Company entered into in the name of or on behalf thereof by any Board members, officers, representatives or agents of the Company are made not individually, but only in such capacities, and are not binding upon any Board members, officers, stockholders, representatives or agents of the Company personally, but bind only the assets of the Company.

[Signature Page Follows]

Steele Creek Capital Corporation
By:
Name:	Douglas S. Applegate, Jr.
Title:	Chief Financial Officer

[Signature Page to Plan of Liquidation]

STEELE CREEK CAPITAL CORPORATION 210 S. College Street, Suite 1690 Charlotte, NC, 28244 VOTE BY E-MAIL Mark, sign and date your proxy card and return a scan of the properly completed, executed card via electronic mail until 11:59 p.m. Eastern Time the day before the meeting date to the following address: compliance@steelecreek.com «Investor» VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to the following address: Steele Creek Capital Corporation Attn: Corporate Secretary 210 S. College Street, Suite 1690 Charlotte, NC, 28244 Dial-in Information for Special Meeting Toll-Free Number: 1 929-256-6220 Meeting ID: XXXXXXX# Common Stockholder Control Number You will need the below stockholder-specific Control Number in order to vote live during the conference call for the Special Meeting: «Control_Number» To vote, mark blocks below in blue or black ink THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED STEELE CREEK CAPITAL CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. 1. To ratify the proposal approving the liquidation and dissolution of the Company and the distribution of sale proceeds to stockholders pursuant to a Plan of Liquidation For Against Abstain 2. To ratify the proposal authorizing the Company’s Board of Directors to withdraw the Company’s election to be regulated as a business development company under the Investment Company Act of 1940, as amended For Against Abstain NOTE: In their discretion the proxyholders will vote on such other business that may properly come before the Special Meeting or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement, the terms of which are incorporated herein by reference and revokes any proxies previously given with respect to the Special Meeting. Please sign exactly as your name(s) appear(s) in the Company’s records. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (Please sign within box) Date Signature (joint owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING Notice and Proxy Statement and any other proxy materials are available, free of charge, on the Company’s EDGAR page at www.sec.gov STEELE CREEK CAPITAL CORPORATION Special Meeting of Stockholders October 13, 2026, 10:00 A.M., Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Steele Creek Capital Corporation (the “Company”) acknowledge(s) receipt of the Notice of Special Meeting of Stockholders of the Company and the accompanying Proxy Statement and hereby appoint(s) and authorize(s) Christopher Ryan and Douglas Applegate, and each of them, and each with full power of substitution, to act as proxies for the undersigned to represent and vote, as designated on the reverse side of this ballot, all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held in virtual format only by conference call on Tuesday, October 13, 2026 at 10:00 a.m., Eastern Time, and at all postponements or adjournments thereof. The undersigned hereby revoke(s) any proxy heretofore given with respect to such meeting. Further instructions on how to attend and vote at the Special Meeting of Stockholders are contained in the Proxy Statement in the section titled “How to Participate in the Special Meeting”. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified, it will be voted FOR Proposal 1, FOR Proposal 2 and in the discretion of the proxies with respect to any other matters that may properly come before the meeting, subject to SEC rules. Please mark, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope or via e-mail in accordance with the instructions herein. Continued and to be signed on the reverse side dance with the instructions herein.